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                                                              EXHIBIT (23)(b)(i)


                                 WT MUTUAL FUND

                            A DELAWARE BUSINESS TRUST

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                          AMENDED AND RESTATED BY-LAWS

                              DATED MARCH 15, 2002

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                                    ARTICLE I

                                     Offices

                  Section 1. Delaware Office. The registered office of the WT Mutual Fund (the "Trust") in Delaware shall be located at 1100 North Market Street, Wilmington, Delaware 19809, and the name and address of its Resident Agent for service of process shall be set forth in the Certificate of Trust.

                  Section 2. Other Offices. The Trust shall have the power to open additional offices for the conduct of its business, either within or outside the States of Delaware, at such places as the Board of Trustees may from time to time designate.

                                   ARTICLE II

                            Meetings of Shareholders

                  Section 1. Place of Meeting. Meetings of shareholders shall be held at any place designated by the Board of Trustees. In the absence of any such designation, shareholders' meetings shall be held at the principal office in Wilmington, Delaware.

                  Section 2. Call of Meetings. Meetings of the shareholders may be called at any time by the President, or by a majority of the Board of Trustees. The Board of Trustees shall call a meeting of shareholders for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than ten percent (10%) of the outstanding shares. Business transacted at any special meeting of shareholder shall be limited to the purpose stated in the notice.

                  Section 3. Notice of Meetings. Written notice of any meeting, including any special meeting, stating the purpose, place, date and hour of the meeting shall be given to each shareholder shall be given to each shareholder entitled to vote at such meeting not less than seven (7) days before the date of the meeting.

                  Section 4. Voting. The holders of each share of beneficial interest of the Trust then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series, except: (1) when otherwise expressly provided by the Agreement
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and Declaration of Trust; or (2) when required by the Investment Company Act of
1940, as amended, shares shall be voted by series.

                  At all meetings of the shareholders, every shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the shareholder or by his duly authorized attorney in fact. A shareholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, or oral communication or by any other form of communication. Unless the proxy provides otherwise, such proxy is not valid more than eleven months after its date. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

                  At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

                  Section 5. Inspectors. At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such inspector. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent of the shares entitled to vote on such election or matter.

                  Section 6. Broker Non-Votes. At any meeting of shareholders, the Trust will consider broker non-votes as present for purposes of determining whether a quorum is present at the meeting. Broker non-votes will not count as votes cast.

                                   ARTICLE III

                                    Trustees

                  Section 1. Place of Meeting. Meetings of the Board of Trustees, regular or special, may be held at any place in or out of the State of Delaware as the Board may from time to time determine.

                  Section 2. Telephone Meeting. Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

                  Section 3. Quorum. At all meetings of the Board of Trustees a majority of the entire Board of Trustees shall constitute a quorum for the transaction of business and the


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action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater or different proportion is required for such action by the Investment Company Act of 1940. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 4. Regular Meetings. Regular meetings of the Board of Trustees may be held without notice at such time and place as shall from time to time be determined by the Board of Trustees.

                  Section 5. Special Meetings. Special meetings of the Board of Trustees may be called by the President on one day's notice to each Trustee; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Trustees.

                  Section 6. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Trustees or of any Committee thereof may be taken without a meeting if a written consent to such action is signed in one or more counterparts by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

                  Section 7. Committees. The Board of Trustees may by resolution passed by a majority of the whole Board appoint from among its members an executive committee and other committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

                  Section 8. Action of Committee. A committee shall report its actions and recommendations to the Board of Trustees at the Board meeting next succeeding the committee meeting, and any action by a committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights, of third persons shall be affected by any such revision or alteration.

                  Section 9. Compensation. Any Trustee, whether or not he is a salaried officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a committee of Trustees, or as Chairman of the Board or Chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

                                   ARTICLE IV

                                     Notices


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                  Section 1. Form. Notices to Trustees shall be oral or by
telephone, facsimile or telegram or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Trustees need not state the purpose of a regular or special meeting.

                  Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of the Trustees or committee is required to be given under the provisions of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Trustees or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V

                                    Officers

                  Section 1. Number. The officers of the Trust shall be chosen by the Board of Trustees and shall include: a President who shall be the Chief Executive Officer of the Trust; a Secretary; and a Treasurer. The Board of Trustees may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Agreement and Declaration of Trust or these By-Laws to be executed, acknowledged or verified by two or more officers.

                  Section 2. Election. The Board of Trustees shall choose a President, a Secretary and a Treasurer who shall each serve until their successors are chosen and shall qualify.

                  Section 3. Other Officers. The Board of Trustees from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

                  Section 4. Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

                  Section 5. Tenure. The officers of the Trust shall serve until their successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees.


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                  Section 6. President-Chief Executive Officer. The President
shall be the chief executive officer of the Trust; he shall see that all orders and resolutions of the Board are carried into effect. The President shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe. In the absence or disability of the President, the most senior Vice President shall perform the duties of the President.

                  Section 7. Vice-Presidents. The Vice-Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Trustees may from time to time prescribe.

                  Section 8. Secretary. The Secretary and/or an Assistant Secretary shall attend such meetings of the Board of Trustees as the Trustees shall determine and all meetings of the shareholders and record all the proceedings thereof and shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of meetings of the shareholders and of the Board of Trustees, and shall perform such other duties as may be prescribed by the Board of Trustees or President, under whose supervision the Secretary shall be.

                  Section 9. Assistant Secretaries. The Assistant Secretaries, in order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees shall prescribe.

                  Section 10. Treasurer. The Treasurer, unless another officer of the Trust has been so designated, shall be the chief financial officer of the Trust. He shall be responsible for the maintenance of its accounting records and shall render to the Board of Trustees, at its regular meetings, or when the Board of Trustees so requires, an account of all the Trust's financial transactions and a report of the financial condition of the Trust.

                  Section 11. Controller. The Board of Trustees may designate a Controller who shall be under the direct supervision of, or may be the same person as, the Treasurer. He shall maintain adequate records of all assets, liabilities and transactions of the Trust, establish and maintain internal accounting control and, in cooperation with the independent public accountants selected by the Board of Trustees shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Trustees.

                  Section 12. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may from time to time prescribe.

                                   ARTICLE VI

                                 Net Asset Value

                  Section 1. Net Asset Value. The net asset value per share of beneficial interest of each Series of the Trust shall be determined by dividing the total market value of the


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investments and other assets belonging to each Series, less any liabilities attributable to such Series, by the total outstanding shares of such Series. Securities which are listed on a securities exchange for which market quotations are available shall be valued at the last quoted sale price of the day or, if there is no such reported sale, at the mean between the most recent quoted bid and asked prices. Price information on listed securities will be taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available will be valued at the mean between the most recent quoted bid and asked prices. The value of other assets and securities for which no quotations are readily available (including restricted securities) will be determined in good faith at fair value using methods determined by the Board of Trustees.

                  The net asset value per share of each Series shall be determined as of the close regular trading of the New York Stock Exchange on each day that the exchange is open for business, except as otherwise described in the registration statement of the Trust filed under the Investment Company Act of 1940.

                  Securities which are traded over-the-counter and on a stock exchange may be valued according to the broadest and most representative market for such securities. Securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the current market value of such securities.

                                   ARTICLE VII

                          Shares of Beneficial Interest

                  Section 1. Certificates. A certificate or certificates which shall certify the Series of shares and the number of shares of beneficial interest of such Series owned by a shareholder in the Trust will not be issued except as the Board of Trustees may otherwise determine from time to time. Any such certificate issued shall be signed by the President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

                  Section 2. Signature. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Trust and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trusts with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

                  Section 3. Recording and Transfer without Certificates. The Trust shall have full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of shares of the Trust's shares of beneficial interest by electronic or other means without the issuance of certificates.

                  Section 4. Lost Certificates. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued


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by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory evidence of such loss or destruction. When authorizing such issuance of a new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

                  Section 5. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of Delaware.

                  Section 6. Transfer Agents and Registrars. The Board of Trustees may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of beneficial interest of the Trust, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of beneficial interest thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

                  Section 7. Share Ledger. The Trust shall maintain an original share ledger containing the names and addresses of all shareholders and the number and Series of shares held by each shareholder. Such share ledger may be in written form or any other form capable of being converted into written form within a. reasonable time for visual inspection.

                                  ARTICLE VIII

                               General Provisions

                  Section 1. Dividends. With respect to dividends (including "dividends" designated as "short" or "long" term "capital gains" distributions to satisfy requirements of the Investment Company Act of 1940 or the Internal Revenue Code of 1986, as amended):

                  (a) All dividends and distributions on shares shall be automatically reinvested solely in additional shares (or fractions thereof) of the Series of shares of beneficial interest in respect of which such dividends were declared at the net asset value on the reinvestment date; provided however, a shareholder may elect to receive dividends and distributions in cash to the extent provided in the Trust's registration statement filed under the Investment Company Act of 1940.

                  (b) Dividends or distributions on shares of beneficial interest, whether payable in shares of beneficial interest or cash, shall be paid out of earnings, surplus or other lawfully available assets; provided that each dividend or distribution may be made wholly or partly from


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any source, accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

                           (i) accumulated or undistributed net income, not
including profits or losses from the sale of securities or other properties;

                           (ii) accumulated or undistributed net profits from
the sale of securities or other properties;

                           (iii) net profits from the sale of securities or
other properties during the then current fiscal year; and

                           (iv) paid-in surplus or other capital source.

                  (c) In declaring dividends and in recognition that one goal of the Trust is to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, the Board of Trustees shall be entitled to rely upon estimates made in the last two months of the fiscal year (with the advice of the Trust's auditors) as to the amounts of distribution necessary for this purpose; and the Board of Trustees, acting consistently with good accounting practice and with the express provisions of these By-Laws, may credit receipts and charge payments to income or otherwise, as it may deem proper.

                  (d) Anything in these By-Laws to the contrary notwithstanding, the Board of Trustees may at any time declare and distribute pro rata among the shareholders of a record date fixed as above provided, a "share dividend" out of either authorized but unissued or treasury shares of a Series or both.

                  Section 2. Rights in Securities. The Board of Trustees, on behalf of the Trust, shall have the authority to exercise all of the rights of the Trust as owner of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the rights to vote by proxy for any and all purposes (including the right to authorize any officer or the investment manager to execute proxies), to consent to the reorganization, merger or consolidation of any company or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and to exchange any of the shares of stock of any company for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale lease or mortgage.

                  Section 3. Claims Against Series Assets. Each Series of the Trust shall provide in any loan agreement and any other agreement to pledge, mortgage or hypothecate any of its assets that such loan shall be repaid solely by the Series which borrowed funds, that to the extent such loan may be secured only by the assets of the Series which obtained the loan, no creditor of such Series shall have any rights to any assets of the Trust other than the specific assets which secure such loan.

                  Section 4. Reports. The Trust shall furnish shareholders with reports of its financial condition as required by Section 30(d) of the Investment Company Act of 1940 and the rules thereunder.


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                  Section 5. Bonding of Officers and Employees. All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

                  Section 6. Fiscal Year. Unless otherwise provided by resolution of the Board of Trustees the fiscal year of the Trust shall begin July 1 and end on the last day of June.

                                   ARTICLE IX

                    Indemnification of Trustees and Officers

                  Section 1. Proceedings and Expenses. For the purpose of this Article, "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes all expenses and costs reasonably incurred in connection with such proceeding and any expenses of establishing a right to indemnification under this Article.

                  Section 2. Indemnification. The Trust may indemnify any Trustee or officer of the Trust who was or is a party or is threatened to be made a party to any proceeding or claim by reason of the fact that such person is a Trustee or officer of the Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that such person acted in good faith and reasonably believed: (a) that his conduct was in the Trust's best interests and (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that his conduct was unlawful.

                  Section 3. Exclusion of Indemnification. Notwithstanding any provision to the contrary contained herein, the Trust shall not indemnify any Trustee or officer for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of such person's office, or in respect of any claim or proceeding as to which such person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity.

                  Section 4. Successful Defense. Subject to Section 3 of this Article, to the extent that a Trustee or officer has been successful on the merits in defense of any proceeding referred to in Section 2 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

                  Section 5. Required Approval. Any indemnification under this Article may be made by the Trust only if authorized in the specific case on a determination that indemnification of the indemnitee is proper hereunder by:

                  (a) A majority vote of Trustees who are not parties to the proceeding or subject to the claim; or


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                  (b) A written opinion of independent legal counsel.

                  Section 6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an officer or Trustee, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he or she is not entitled to indemnification hereunder. Authorizations of payments under this Section must be made in the manner specified in Section 5 of this Article.

                  Section 7. Insurance. The Trust may purchase insurance for any liability that may be incurred by the Trust, the Trustees, officers and agents of the Trust.

                                    ARTICLE X

                                   Amendments

                  Section 1. These By-Laws may be altered or repealed at any Regular or Special Meeting of the Board of Trustees.


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